Securities and Exchange Commission
                             Washington, D.C.  20549



                                    FORM 8-K




                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934





        Date of Report (Date of Earliest Event Reported): December 29, 2006




                        Commission File Number:   0-30018



                             MERIDIAN HOLDINGS, INC.
             (Exact name of registrants specified in its charter)




               COLORADO                                 52-2133742

     (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)                Identification No.)


                               6201 Bristol Parkway
                          Culver City, California 90230
                       (213) 627-8878 Fax: (310) 743-0581



    (Address, Including Zip Code, And Telephone Number, Including Area Code,
                  Of Registrant's Principal Executive Offices)

SECTION  1.  Registrants Business and Operations
Not  Applicable

SECTION  2.  Financial  Information
Not  Applicable

SECTION  3.  , Securities and Trading Markets

On December 28, 2006, the board of Directors of both CGI Communications Services, Inc., and the registrant approved the merger of the registrant with CGI Communication Services, Inc., a Delaware Corporation. Under the terms of the proposed merger agreement subject to shareholders approval and the filing of all required documentation with the relevant governmental agencies and self-regulatory organizations, the registrant will acquire all the outstanding shares of CGI Communications Services, Inc., Common stock that it does not already own, in exchange for issuance of equivalent number of shares of registrant's common stock to all CGI Communications Services Share holders of record as of December 28, 2006, based on the closing fair market value of CGI Communications Services, Inc. Common Stock as quoted in the PinkSheets Trading Market as of December 28, 2006.

Upon completion of the proposed merger, CGI Communications Services, Inc, will become a wholly owned subsidiary of the registrant.

SECTION 4. Matters Relating to Accountants and Financial Statements Not Applicable.

SECTION  5.  Corporate governance and Management

On December 28, 2006, Mr. Robert Smith accepted the offer to serve as Interim President and CEO of the registrant pending the completion of the proposed merger of the registrant with CGI Communications Services, Inc. Mr. Smith was formerly the executive Vice President and Chief Operating Officer of Meridian Holdings, Inc.

Effective December 28, 2006, Anthony C. Dike, MD, will remain the Chairman of the Board of Directors of the registrant until the new board of directors are appointed and rectified by the shareholders.

SECTION  6.  Reserved              Not  Applicable

SECTION  7.  Regulation FD         Not  Applicable

SECTION  8:  Other Events                                 Not  Applicable

SECTION  9:  Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

c.    Exhibits

EXHIBIT ITEM.     DESCRIPTION
------------     -------------
Exhibit  16.1  -  None


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Meridian  Holdings,  Inc.
                                         (Registrant)

Date:  December 29, 2006              By:/s/  Anthony  C.  Dike
                                      -------------------------
                                          Anthony  C.  Dike
                                 (Chairman, Chief Executive Officer)